EXHIBIT 10.10

Joint Venture Contract

between

Acorn Information Technology (Shanghai) Co., Ltd.

and

Shanghai Yimeng Digital Technology Co., Ltd.

with respect to the establishment of

Shanghai Yimeng Software Technology Co., Ltd.

Table of Contents

Chapter 1	General Principles

Chapter 2	Parties to the Joint Venture

Chapter 3	Establishment of the Joint Venture Company

Chapter 4	Goals of Production and Operations and Scope of Business

Chapter 5	Total Amount of Investment and Registered Capital

Chapter 6	Responsibilities of the Parties

Chapter 7	Shareholders’ Meetings

Chapter 8	Board of Directors

Chapter 9	Structure of Operations Management

Chapter 10	Purchase of Equipment for Technical Development

Chapter 11	Labor Management

Chapter 12	Financial Accounting, Taxation, Foreign Exchange, and Profit Distribution

Chapter 13	Insurance

Chapter 14	Term of the Joint Venture, Termination and Liquidation

Chapter 15	Force Majeure

Chapter 16	Liability for Breach of Contract

Chapter 17	Governing Law

Chapter 18	Settlement of Disputes

Chapter 19	Miscellaneous

Joint Venture Contract

Chapter 1

General Principles

Acorn Information Technology (Shanghai) Co., Ltd. (hereinafter referred to as “Party A”) and Shanghai Yimeng Digital Technology Co., Ltd. (hereinafter referred to as “Party B”) , in accordance with the Company Law of the People’s Republic of China (hereinafter referred to as the “PRC”) and the detailed rules for its implementation and the other relevant laws and regulations of the PRC, through friendly consultation and in conformity with the principles of equality and mutual benefit, have agreed to jointly establish a limited liability company in the Zhangjiang Software Park, Pudong New Area, Shanghai and, for that purpose, enter into this contract.

Chapter 2

Parties to the Joint Venture

Article 1	The parties to this contract are:

Party A: Acorn Information Technology (Shanghai) Co., Ltd.

The registered address: Suite 669-05, Building No. 2, 351 Guo Shoujing Road, Zhangjiang Hi-Tech Park, Shanghai

The legal representative: Yang Dongjie; Position: Chairman of the board of directors; Nationality: Chinese

Party B: Shanghai Yimeng Digital Technology Co., Ltd.

The legal address: Room 530, 1088 Yan’an Road West, Changning District, Shanghai

The legal representative: Zeng Shan; Position: Chairman of the board of directors; Nationality: Chinese

Chapter 3

Establishment of the Joint Venture Company

Article 2	The parties agree to establish a joint venture company named “Shanghai Yimeng Software Technology Co., Ltd.” (hereinafter referred to as the “Joint Venture Company”) in Section 22301-987, Building No. 14, Pudong Software Park, 498 Guo Shoujing Road, Pudong New Area, Shanghai, PRC.

Article 3	The Chinese name of the Joint Venture Company shall be .

Article 4	The legal address of the Joint Venture Company shall be Section 22301-987, Building No. 14, Pudong Software Park, 498 Guo Shoujing Road, Pudong New Area, Shanghai, PRC.

Article 5	The Joint Venture Company shall be a Chinese legal person, all the activities of which shall comply with the provisions of the relevant laws, statutes and regulations of the People’s Republic of China and the legitimate rights and interest of which shall be protected by law.

Article 6	The Joint Venture Company shall be a limited liability company. Each of the parties shall be liable for the debts of the Joint Venture Company to the extent of the capital contribution it has made to the registered capital of the Joint Venture Company and the parties shall share the profits, risks and losses of the Joint Venture Company in proportion to the capital contribution each of them has made, respectively.

Chapter 4

Goals of Production and Operations and Scope of Business

Article 7	The goals of production and operations of the Joint Venture Company shall be to strengthen economic cooperation, to take advantage of integrated resources and excellent supporting facilities available in Shanghai to design and produce hi-tech software to satisfy market demands, and to achieve increasingly beneficial economic results to enable each party to obtain satisfactory profits.

Article 8	The scope of business of the Joint Venture Company shall be technical development, design and production of softwares; distribution of software products, digital electronic products, computer hardware and software, communications equipment, meters and instruments, and general merchandise; and provision of technical services in electronic information, computers and network engineering. (Business subject to administrative licensing shall be conducted after the relevant license has been obtained)

Chapter 5

Total Amount of Investment and Registered Capital

Article 9	The registered capital of the Joint Venture Company shall be RMB 2,600,000, to which Party A shall contribute the equivalent of RMB 1,326,000 in monetay fund, accounting for 51% of the registered capital, and Party B shall contribute RMB 494,000 in cash, accounting for 19% of the registered capital, as well as the intangible asset in the “Operator Security Investment Decision-Making System V2.06” valued at RMB 790,000, accounting for 30% of the registered Capital, with the capital contribution made by Party B totaling 49% of the registered capital.

Article 10	By December 15, 2005, each of the parties shall have paid up the capital contribution it has committed itself to making to the registerd capital of the Joint Venture Company.

Article 11	During the term of the joint venture, the Joint Venture Company shall not reduce its registered capital. If the registered capital really needs to be reduced as a result of any change in the scale of the production or operations of the Joint Venture Company, such reduction shall be carried out according to the statutory procedure after it has been approved by the board of directors by a unanimous resolution and submitted to the original examination and approval authority for approval.

Article 12	If the Joint Venture Company proposes to increase or transfer its registered capital during the term of the joint venture, such increase or transfer shall be carried out after it has been approved by the board of directors by a unanimous resolution and submitted to the original examination and approval authority for approval.

Article 13	If either of the parties desires to transfer all or part of its capital contribution to any third party, such transfer shall be subject to the consent of the other party and the other party shall have the right of first refusal to purchase such capital contribution on the same terms. If the other party makes no written objections to such transfer within thirty days of receipt of a written notice thereof from the transferring party, it shall be deemed to have waived its right of first refusal to purchase such capital contribution.

Chapter 6

Responsibilities of the Parties

Article 14	Party A shall be responsible for accomplishing the following matters:

(1)	To make its contribution to the registered capital of the Joint Venture Company in the amount and at the time as specified herein;

(2)	To go through the formalities for registration of the establishment of the Joint Venture Company with the registration authority and to obtain the business license of the Joint Venture Company;

(3)	To be responsible for the technical development, design and production of softwares for the Joint Venture Company and to take part in the distribution of software products; and

(4)	To handle any other matters the Joint Venture Company may commission it to handle.

Article 15	Party B shall be responsible for accomplishing the following matters:

(1)	To make its contribution to the registered capital of the Joint Venture Company in the amount as specified herein;

(2)	To be responsible for the technical development, design and production of softwares for the Joint Venture Company and to take part in the distribution of software products;

(3)	To assist the Joint Venture Company in making applications according to law for the most preferential tax treatment and other preferential treatments available under the policies; and

(4)	To handle any other matters the Joint Venture Company may commission it to handle.

Chapter 7

Shareholders’ Meetings

Article 16	A shareholders’ meeting of the Joint Venture Company shall consist of all its shareholders, shall be the highest authority of the Joint Venture Company, and shall exercise the following functions and powers:

(1)	To make decisions on the business policy and investment plan of the Joint Venture Company;

(2)	To elect and replace the chairman and directors of the board and to make decisions on matters concerning the remuneration of the directors;

(3)	To elect and replace any supervisor whose position is held by a representative of the shareholders and to make decisions on matters concerning the remuneration of the supervisors;

(4)	To review and approve reports made by the board of directors;

(5)	To review and approve reports made by the board of supervisors;

(6)	To review and approve the annual financial budget program and actual budget of the Joint Venture Company;

(7)	To review and approve the plan for profit distribution and the plan for making up losses of the Joint Venture Company;

(8)	To adopt resolutions on the increase or reduction of the registered capital of the Joint Venture Company;

(9)	To adopt resolutions on the issue of bonds by the Joint Venture Company;

(10)	To adopt resolutions on the transfer by any shareholder of its capital contribution to any other person than a shareholder;

(11)	To adopt resolutions on such matters as merger or division of the Joint Venture Company, change of its form, and its dissolution and liquidation;

(12)	To amend the articles of association of the Joint Venture Company; and

(13)	to handle any other major matters.

Article 17	Resolutions of a shareholders’ meeting shall be passed by an affirmative vote of the shareholders that represent more than half of the voting rights, provided, however, that resolutions on the increase or reduction of the registered capital of the Joint Venture Company, its division, merger or dissolution, change of its form, or amendment of its articles of association shall be passed by an affirmative vote of the shareholders that represent more than two thirds of the voting rights.

Article 18	The shareholders shall exercise their right to vote at a shareholders’ meeting in proportion to their respective capital contributions to the registered capital of the Joint Venture Company.

Article 19	Shareholders’ meetings shall be convened four times each year, on Monday of the last week of each quarter, respectively. Special meetings of the shareholders may be convened on a motion of the shareholders that represent more than one fourth of the voting rights or of more than one third of the supervisors.

Article 20	All the shareholders shall be notified of a shareholders’ meeting fifteen days in advance of such meeting. Minutes of decisions on matters discussed at a shareholders’ meeting shall be drawn up and the shareholders present at such meeting shall affix their signatures to such minutes.

Chapter 8

Board of Directors

Article 21	The Joint Venture Company shall establish a board of directors, which shall be elected at a shareholders’ meeting.

Article 22	The board of directors shall be composed of three directors. The term of office of the directors shall be three years, renewable upon re-election.

Article 23	The board of directors shall have a chairman, who shall be the legal representative of the Joint Venture Company and shall be elected by the board of directors.

Article 24	The rules of procedure and the voting procedure of the board of directors shall be as set forth in the articles of association of the Joint Venture Company.

Chapter 9

Structure of Operations Management

Article 25	The Joint Venture Company shall establish a structure of operations management, to be responsible for the day-to-day work of its operations management. The structure of operations management of the Joint Venture Company shall consist of one general manager. The deputy general manager shall assist the general manager in his work.

Article 26	The general manager shall carry out the resolutions of the board of directors and organize and direct the day-to-day work of operations management of the Joint Venture Company within the scope of authority granted by the board of directors. Within the scope of authority granted by the board of directors, the general manager shall represent the Joint Venture Company in its external affairs, appoint and dismiss those employees of the Joint Venture Company that are subordinate to him, and exercise any other powers granted to him by the board of directors.

Article 27	The Joint Venture Company shall have a chief financial officer, who shall be responsible for the financial and accounting work of the Joint Venture Company.

Article 28	Such officers of the Joint Venture Company as the general manager and chief financial officer shall be appointed by the board of directors. The term of office of such officers shall be three years, renewable upon a decision by the board of directors.

Article 29	Upon appointment by the board of directors, a director of the board of the Joint Venture Company may serve concurrently as an officer of the Joint Venture Company such as the general manager or chief financial officer.

Article 30	If the general manager, chief financial officer or any other officer of the Joint Venture Company engages in any malpractices for his selfish ends or is seriously derelict in his duties, the board of directors may make a decision to dismiss him at any time.

Chapter 10

Purchase of Equipment for Technical Development

Article 31	High-end electronic equipment needed in the technical development, design and production of softwares by the Joint Venture Company shall be purchased in the PRC and technical personnel shall be provided by both of the parties to the joint venture.

Chapter 11

Labor Management

Article 32

Such matters as the recruitment, employment, dismissal, compensation, welfare benefits, labor insurance, labor protection and labor discipline of the employees of the Joint Venture Company shall be provided in the labor contracts entered into between the Joint Venture Company and its employees on the basis of a program for such matters prepared by the board of directors in accordance with the provisions of the PRC on labor and social security. Upon execution of such labor contracts, they shall be filed with the local authority in charge of labor management for the record.

Article 33	The compensation, social security, welfare benefits and standards for travel expenses applicable to the senior management of the Joint Venture Company nominated by the parties and appointed by the board of directors shall be decided on by the board of directors.

Chapter 12

Financial Accounting, Taxation, Foreign Exchange, and Profit Distribution

Article 34	The Joint Venture Company shall establish a financial and accounting system in accordance with the provisions of the laws and regulations now in effect in the PRC and in light of the actual circumstances of the Joint Venture Company and shall file such system with the local financial department and the local authority in charge of taxation for the record.

Article 35	The Joint Venture Company shall adopt the calendar year as its fiscal year, which shall begin on January 1 and end on December 31 of each calendar year.

Article 36	The Joint Venture Company shall adopt the internationally accepted accrual basis and debit and credit accounting system in the keeping of its accounts. All the vouchers, account books and statements prepared by the Joint Venture Company itself shall be written in Chinese.

Article 37	The Joint Venture Company shall retain an accountant registered in the PRC to audit its account books and financial records and shall report the results of such auditing to the board of directors and the general manager.

Article 38	The Joint Venture Company shall pay all the taxes in accordance with the relevant laws and regulations of the PRC.

Article 39	The Joint Venture Company shall, in accordance with the provisions of the Company Law of the People’s Republic of China, make allocations of its profit that remains after paying income tax to the statutory reserve fund and welfare fund, and the percentage of an allocation to the discretionary surplus fund shall be determined by the board of directors.

Article 40	All the matters of the Joint Venture Company concerning foreign exchange shall be handled in accordance with the Regulations of the People’s Republic of China for Administration of Foreign Exchange and other relevant provisions.

Article 41	If the board of directors decides to distribute the distributable profit that remains after allocations to the various funds have been made, such profit shall be distributed in proportion to the capital contribution each of the parties has made.

Chapter 13

Insurance

Article 42	The Joint Venture Company shall take out the various insurances from the insurance companies operating within the territory of the PRC, and the coverage, value and duration of such insurances shall be determined by the board of directors of the Joint Venture Company.

Chapter 14

Term of the Joint Venture, Dissolution and Liquidation

Article 43	The term of the joint venture shall be 30 years, starting from the date of issuance of the business license to the Joint Venture Company.

Article 44	Six months prior to the expiration of the term of the joint venture, the Joint Venture Company may make an application for an extension of such term to the original examination and approval authority, provided that either party makes a proposal for such extension, which is approved at a shareholders’ meeting.

Article 45	The Joint Venture Company shall be dissolved if any of the following events occurs:

(1)	the term of the joint venture has expired;

(2)	the Joint Venture Company has suffered so serious losses that it is unable to continue its business operations;

(3)	either party has failed to perform any of its obligations under this contract and the articles of association of the Joint Venture Company so that the Joint Venture Company is unable to continue its business operations;

(4)	the Joint Venture Company has suffered major losses as a result of an event of force majeure so that it is unable to continue its business operations;

(5)	the Joint Venture Company has failed to achieve the goals of its operations and has no possibilities of future development; and

(6)	any other event in which the Joint Venture Company shall be dissolved in accordance with the provisions of this contract and the articles of association of the Joint Venture Company has occurred.

Article 46	If any of the events as described in Paragraph (2), (4), (5), or (6) of Article 45 hereof has occurred, the shareholders’ meeting shall make an application for dissolution of the Joint Venture Company to the examination and approval authority for approval. If the event as described in Paragraph (3) of Article 45 hereof has occurred, the party that has performed its obligations hereunder may make an application for dissolution of the Joint Venture Company to the examination and approval authority for approval.

Article 47	Upon expiration or early termination of the term of the joint venture, the Joint Venture Company shall be legally liquidated. The Joint Venture Company shall establish a liquidation committee in accordance with the Measures of the Peoples’ Republic of China for Enterprise Liquidation, which shall be responsible for handling all the matters concerning the liquidation of the Joint Venture Company. Any property of the Joint Venture Company that remains after it has discharged all its liabilities shall be distributed to each of the parties in proportion to the capital contribution it has made.

Chapter 15

Force Majeure

Article 48	If either party fails to perform any of its obligations hereunder as a result of earthquake, typhoon, flood, war, or any other event of force majeure that is unforeseeable and the occurrence and consequences of which cannot be prevented or avoided, the party that encounters such event of force majeure shall promptly notify the other party of such occurrence and, within fifteen days of such occurrence, provide detailed information on such event and a valid certificate that proves that it is justified in having failed to perform all or any part of this contract or having to postpone the performance of this contract, which certificate shall be issued by the notary organ at the place where such event of force majeure has occurred. In light of the impact of such event on the performance hereof, the parties shall decide through consultation whether this contract should be rescinded, the parties should be partially freed from their obligations hereunder, or the performance hereof should be postponed.

Article 49	Neither party shall file a claim for compensation for any losses that may result from an event of force majeure.

Chapter 16

Liability for Breach of Contract

Article 50	If all or any part of this contract fails to be performed through any fault on the part of either party, the party in default shall be liable for breach of contract. If both of the parties are in default, each of the parties shall assume its respective liability for breach of contract in light of the actual circumstances.

Article 51	If either party fails to make its contribution to the registered capital of the Joint Venture Company at the time and in the amount as specified in Chapter 5 hereof, commencing from the first month of arrears, the breaching party shall, for each month of arrears, pay the non-breaching party a penalty for breach of contract equal to 1% of the contribution that should have been made. If a contribution is in arrears for three months, apart from the obligation of the breaching party to pay a penalty for breach of contract at the monthly rate of 3% of such contribution, the non-breaching party shall have the right to terminate this contract and require that the breaching party compensate it for any economic losses it may sustain as a result of such failure.

Chapter 17

Governing Law

Article 52	The formation, validity and interpretation hereof and settlement of disputes hereunder shall be governed by the laws of the People’s Republic of China.

Chapter 18

Settlement of Disputes

Article 53	If any dispute arises out of the performance of this contract or in connection with this contract, the parties shall settle such dispute through friendly consultation. If such consultation proves unsuccessful, such dispute shall be submitted to Shanghai Arbitration Commission for arbitration. Any arbitral award shall be binding on both of the parties.

Article 54	During the arbitral proceedings, except for that part of this contract which is in dispute and is being arbitrated, the parties shall continue to perform this contract.

Chapter 19

Miscellaneous

Article 55	After the authorized representatives of the parties have affixed their signatures to this contract, it shall be submitted for registration to the authority in charge of industrial and commercial administration at Zhangjiang, Shanghai. This contract shall become effective as of the date of the aforesaid registration, and so shall any amendment of this contract.

Article 56	This contract is written in Chinese in four counterparts, two of which are originals and the other two are duplicates.

Article 57	This contract was executed by the authorized representatives of the parties on December 1, 2005 in Shanghai, PRC.

Party A: Acorn Information Technology (Shanghai) Co., Ltd. (Seal)

Authorized Representative: Yang Dongjie (Signature)

Date:

Party A: Shanghai Yimeng Digital Technology Co., Ltd.

Authorized Representative: Zeng Shan (Signature)

Date: December 9, 2005